                                                                    EXHIBIT 10.1

                      INTERNATIONAL DISTRIBUTION AGREEMENT

                                     BETWEEN

                                ZIXIT CORPORATION

                                       AND

                             911 COMPUTER CO., LTD.



1 DEFINITIONS.

         1.1 "Distributor" shall mean 911 Computer Co., Ltd., which is incorporated under the laws of The Republic of South Korea.

         1.2 "Effective Date" shall mean the date set forth on the signature page to this Agreement.

         1.3 "Eligible Customer" shall mean a business enterprise headquartered in The Republic of South Korea or that conducts business in The Republic of South Korea and that subscribes to use the ZixIt Software/Service for the benefit of its employees and other agents that reside in the Territory. An "Eligible Customer" specifically includes a person who has obtained the ZixMail(TM) software by downloading it from a Web site hosted by Distributor or from a compact disk obtained from Distributor.

         1.4 "Protected Information" shall mean any information pertaining to ZixIt or its affiliated, or associated companies not generally known to the public, including but not limited to, any information, data, or other material of ZixIt, regardless of form, whether oral or written, relating to, referring to, or evidencing any technology, processes, designs, patent applications, computer programs, supplier or customer lists, or any other financial or business information of ZixIt.

         1.5 "Term" shall have the meaning given in Subsection 5.1.

         1.6 "Territory" shall mean The Republic of South Korea.

         1.7 "ZixIt" shall mean ZixIt Corporation, a Texas corporation.

         1.8 "ZixIt Software/Service" shall mean the ZixIt ZixMail(TM) secure messaging software and related services provided by ZixIt's worldwide signature server and other mutually agreed-upon ZixIt products and services. Other ZixIt products and services added to this


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


Agreement by the mutual agreement of the parties will be provided by ZixIt to Distributor at the prices set forth in ZixIt's Price Schedule, which will become Exhibit A to this Agreement. ZixIt may change any price on the Price Schedule by giving at least 30 days' notice prior to the effectiveness of the new price.

2 APPOINTMENT; OBLIGATIONS OF DISTRIBUTOR.

         2.1 Appointment. ZixIt appoints Distributor the exclusive distributor of the ZixIt Software/Service in the Territory, subject to the pre-existing distribution arrangements to distribute ZixIt's products as described in Exhibit
B. These pre-existing arrangements permit the other distributors to sell, market and engage in other promotional activities (as defined below) for the ZixIt Software/Service throughout the world. ZixIt will notify Distributor if ZixIt is working with these other distributors in relation to a prospect located in the Territory. ZixIt and Distributor will negotiate the compensation payable to Distributor, if any, arising from these situations. As the exclusive distributor, Distributor shall have the right to locate Eligible Customers in the Territory to use the ZixIt Software/Service and to provide support relating to the ZixIt Software/Service in the Territory. Without the prior written approval of ZixIt in each instance, Distributor's sales efforts and contacts and support services shall be limited to the Territory. Distributor shall not initiate or continue any sales efforts, contacts, or support efforts with respect to the ZixIt Software/Service outside the Territory without the prior written approval of ZixIt in each instance. Distributor agrees to use its best efforts to locate Eligible Customers in the Territory to use the ZixIt Software/Service. Distributor may establish relationships with dealers, distributors, integrators, value-added resellers and other third parties (collectively, "Third-Party Representatives") for the promotion, sale and/or distribution of the ZixIt Software/Service on behalf of Distributor within the Territory, provided: (i) Distributor registers the Third-Party Representative with ZixIt in writing and in accordance with ZixIt's then-current registration procedures, no less than 30 days in advance of establishing such a relationship;
(ii) Distributor is solely responsible for any compensation owed to Third-Party Representatives; (iii) Distributor is solely responsible for and shall insure the Third-Party Representative's compliance with the terms of this Agreement; and (iv) Distributor is solely liable for, and shall indemnify ZixIt from any liability associated with, the actions of its Third-Party Representatives (including any breach of this Agreement). ZixIt shall not directly or indirectly market the ZixIt Software/Service to prospects located in the Territory, except that ZixIt and its other distributors shall be permitted to market, promote, license, sell and/or distribute (collectively, "promotional activities") licenses to use the ZixIt Software/Service to any prospect for the prospect's use anywhere in the world so long as ZixIt's promotional activities are directed toward the prospect's operations outside of the Territory.

         2.2 Contracts with Eligible Customers. Distributor will contract directly with the Eligible Customers to provide the ZixIt Software/Service. Distributor will include for every sale in every license and services agreement with its customers the terms and conditions that are specified in Exhibit C attached hereto. Additionally, Distributor will provide a customer information sheet in the form of Exhibit D attached hereto. Distributor may suggest changes to the English version of the license and services agreement attached as Exhibit C for the purposes of creating a suitable version at Distributor's cost for use in the Territory. Distributor and ZixIt will then jointly develop


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

a Korean version of the form of license and services agreement to be used by Distributor. Any further changes to the form of license and services agreement are to be approved by ZixIt.

         2.3 Provision of ZixIt Software/Service. In approximately three months from the Effective Date, ZixIt will, at its cost, deliver a Korean language version for ZixMail (Outlook plug-in) and for ZixMail.net. ZixIt will provide the ZixIt Software/Service to Distributor for the benefit of the Eligible Customers and their users. The terms and conditions attached hereto as Exhibit E shall apply to the provision of the ZixIt Software/Service by ZixIt to Distributor. ZixIt may change the terms and conditions by providing Distributor a revised Exhibit E at least five days prior to the effective date of the new terms and conditions. The provision of the ZixIt Software/Service subsequent to such effective date shall be governed by the revised terms and conditions.

         2.4 Billing; Collection of Accounts Receivable. Distributor shall be responsible for billing to, and collecting from, its Eligible Customers for the use of the ZixMail Software/Service. Distributor shall be obligated to pay ZixIt the amounts owed pursuant to Subsection 3.1, regardless of whether or not Distributor's customers actually pay Distributor.

         2.5 Promotional Materials. All materials referencing the ZixIt Software/Service distributed by Distributor shall include ZixIt's brand name and product logos in a manner as prominent as Distributor's brand name and logos and will include such proprietary, trademark, service mark, and patent protection notices as ZixIt may require. All of Distributor's promotional materials, including any English materials Distributor desires to translate at Distributor's cost, are to be submitted to ZixIt for approval prior to use. Distributor shall never take any action that is inconsistent with ZixIt's proprietary rights in ZixIt's brand name and product logos. Distributor agrees to allow ZixIt to use Distributor's logos and trademarks in ZixIt promotional activities with respect to the ZixIt Software/Service. Distributor must use all trade names or marks used by ZixIt to identify the ZixIt Software/Service, in accordance with ZixIt's most current requirements, whenever identifying the ZixIt Software/Service, however, all such marks and names shall remain the sole and exclusive property of ZixIt. ZixIt shall have the right to identify Distributor as a distributor of the ZixIt Software/Service in its advertising and promotional materials.

         2.6 Governmental Approvals. Distributor shall be solely responsible for securing, and paying for, any governmental approvals required in connection with the licensing and use of the ZixIt Software/Service in the Territory, including import and use licenses. ZixIt shall provide reasonable technical support to Distributor in securing these governmental approvals.

3 FEES.

         3.1 Minimum Guaranteed Services Fees Payable to ZixIt. Distributor agrees to pay to ZixIt the services fees stated in this Subsection 3.1. Distributor shall pay to ZixIt a guaranteed minimum services fee of U.S. $2.0 Million (the "Minimum Guaranteed Services Fee"). This Minimum Guaranteed Services Fee entitles Distributor to contract for up to 125,000 email addresses (at U.S$16 per email address per year) during the Term. After the 125,000 email


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ZixIt International Distribution Agreement
Revised October 2001
addresses, Distributor agrees to pay Zixit U.S $20 per email address per year, including renewals, payable on a quarterly basis.

         3.2 Furthermore, if applicable, Distributor will pay the amounts stated in Exhibit F or in clause (b) of the third bullet dot below. The services fees will be paid as follows:

         o The first U.S. $214,285 guaranteed payment is due and payable as follows: U.S $100,00 due no later than Tuesday, October 30, 2001. The balance of U.S $114,285 is due no later than Friday, November 9, 2001.

         o The second minimum guaranteed payment of U.S $500,005 is due no later than Friday, January 25, 2002.

         o Six quarterly guaranteed payments equal to the greater of (a) U.S. $214,285 or (b) the product obtained by multiplying U.S. $16 per email address per year by the number of email addresses contracted by (including renewals) Distributor in that quarter. The first such quarterly payment will be due on the third month anniversary of the Effective Date and the remaining payments will be due in accordance with the Payment Schedule as set forth in Exhibit F attached hereto. Distributor will pay a minimum of U.S. $1,285,710 pursuant to this bullet dot.

         3.3 Taxes; Duties; Customs Fees. Distributor shall be responsible for payment of any fees, sales, use, gross receipts, value added, property or other taxes, duties, or customs fees that are levied on the sale, use, import, or license of the ZixIt Software/Service to Eligible Customers and its users, however designated, levied, or based by any authority (except any tax based on ZixIt's net income). Distributor shall reimburse ZixIt for such taxes, duties, or customs fees whenever ZixIt is required by applicable law to pay them.

         3.4 Payment Information.

         All payments to ZixIt hereunder shall be sent via wire transfer as follows:

         Bank of America, N.A.
         Dallas, Texas  75205
         Federal Wire Transfer:
         Routing No. 111000025
         For credit to:  ZixMail.com, Inc.
         Account No.  4779594348

ZixIt may change its payment instructions from time-to-time by notice given as provided herein. All monies owed under this Agreement are stated, and shall be paid, in U.S. dollars.

         3.5 Audit Rights. ZixIt shall have the right, upon at least five business days prior written notice, to visit Distributor's facilities, during normal business hours, and at its own expense,


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

for the purpose of inspecting, reviewing, photocopying, and determining the adequacy of Distributor's procedures for maintaining the confidentiality of ZixIt's confidential information and to otherwise audit, monitor and ensure compliance with the terms of this Agreement. All such audits shall be reasonable in scope and duration. ZixIt shall maintain the confidentiality of any information disclosed during an audit that is identified as confidential by Distributor. If ZixIt's inspection reveals an underpayment of fees payable to ZixIt under this Section 3 of more than five percent, then Distributor shall pay for the costs and expenses of the audit.

4 SERVICE; MAINTENANCE. ZixIt will provide English language on-line help pages, accessible through www.zixit.com. Also, ZixIt will provide English language technical support via email at support@zixit.com. Distributor will be responsible for providing all other necessary technical support to its customers, including any assistance they may require in installing ZixMail. ZixIt will provide to Distributor modifications and enhancements to the ZixMail software at such time as ZixIt makes them generally available.

5 TERM AND TERMINATION.

         5.1 Term. The Term of this Agreement shall extend for two years from the Effective Date, unless terminated earlier as permitted in this Section 5 below. The Term may be renewed as mutually agreed to by the parties.

         5.2 Termination By ZixIt. This Agreement may be terminated by ZixIt by written notice to Distributor upon the happening of any of the following: (a) a failure by Distributor to pay to ZixIt any sum due and owing within ten days after the date payment is due; (b) Distributor licenses or attempts to license the ZixIt Software/Service outside the Territory without ZixIt's prior written approval; (c) Distributor violates any international treaties, trade agreements, trade policies, export/import regulations or laws or governmental decrees or requirements of the United States or Distributor is convicted of a criminal offense in any court of competent jurisdiction; (d) insolvency or the adjudication of bankruptcy or the petition for or consent to or becoming subject to any relief under any bankruptcy, reorganization or moratorium statutes or similar debtor relief laws by or of Distributor; (e) a breach by Distributor of
Section 7 of this Agreement; and (f) any material breach by Distributor of any other provision of this Agreement that is not cured within 30 days after written notice by ZixIt to Distributor specifying the alleged breach in reasonable detail. Upon termination of this Agreement, Distributor shall cease endorsing, promoting, marketing or otherwise distributing the ZixIt Software/Service and shall immediately provide ZixIt with all originals and copies of the ZixIt Software/Service, promotional materials, marketing literature, written information, reports and ZixIt's confidential information. Distributor is not entitled to a refund or set-off for any fees, charges or other monies paid to ZixIt for any reason.

         5.3 Termination By Distributor. This Agreement may be terminated by Distributor by written notice to ZixIt upon the happening of any of the following: (a) insolvency or adjudication of bankruptcy or the petition for or consent to or becoming subject to any relief under any bankruptcy, reorganization or moratorium statutes or similar debtor relief laws by or of ZixIt; and


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ZixIt International Distribution Agreement
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

(b) any material breach by ZixIt of this Agreement that is not cured within 30 days after written notice by Distributor to ZixIt specifying the alleged breach in reasonable detail.

         5.4 Effect on Payments. Upon the expiration or termination of this Agreement, Distributor will pay to ZixIt all fees (including the Minimum Guaranteed Services Fee) earned by ZixIt (pursuant to Section 3) prior to the effective date of the expiration or termination that have not yet been paid.

6 COMPLIANCE WITH LAWS. Distributor agrees that it will comply with all applicable laws imposed by any foreign governmental agency or foreign state or other political subdivision in the Territory. Distributor shall also comply with the requirements of the U.S. Foreign Corrupt Practices Act, as outlined in Exhibit G attached hereto.

7 CONFIDENTIALITY AND USE OF PROTECTED INFORMATION.

         7.1 Nondisclosure. Distributor shall keep in strict confidence any and all Protected Information. Furthermore, Distributor shall not directly or indirectly disclose such Protected Information or make it available for any purpose to any person or entity other than bona-fide employees of Distributor or its wholly-owned subsidiaries who have a legitimate "need to know." Distributor shall also require such personnel, by written agreements with such personnel, to keep in confidence, not disclose or make available to any other person, or use any such Protected Information. In no event shall any disclosure of Protected Information be made to any competitor, actual or potential, of ZixIt in any applications market.

         7.2 Exceptions. Distributor shall have no obligation under 7.1 with respect to "Protected Information" that: (a) is or becomes part of the public domain through no wrongful act of Distributor; (b) is or becomes known to Distributor (from a source other than ZixIt) without the source violating any duty to ZixIt or any confidentiality restriction on subsequent disclosure or use; or (c) is disclosed pursuant to any judicial or governmental requirement or order; provided that, Distributor gives ZixIt sufficient prior notice in order to contest such requirement or order.

         7.3 Use. Distributor shall not directly or indirectly use Protected Information for its own benefit or the benefit of any third-party.

         7.4 Copies; No Rights. Distributor shall reproduce Protected Information only to the extent necessary for fulfilling its obligations under this Agreement. All Protected Information, including copies thereof, shall remain the property of ZixIt and shall be immediately returned to ZixIt upon the request of ZixIt or upon any termination of this Agreement, whichever occurs first. Neither this Agreement nor the disclosure or receipt of Protected Information shall constitute or imply a grant of any rights, by license or otherwise, in any Protected Information disclosed to Distributor by ZixIt.


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


8 GENERAL.

         8.1 Assignment. Distributor shall not without the prior written consent of ZixIt assign or attempt to assign this Agreement or any of its rights hereunder or delegate any of its duties hereunder. For the purposes of this Subsection, a change in controlling ownership of Distributor shall be deemed to be an assignment hereunder. Any attempted assignment in violation of the preceding sentences shall be void and ineffective for all purposes. ZixIt may at any time assign all or any part of its right to receive payments from Distributor under this Agreement to any person. ZixIt may also assign this Agreement to any ZixIt affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors or assigns. The term "affiliate" as used in this Agreement with respect to an entity means an entity controlling, controlled by, or under common control with such entity.

         8.2 Patents; Marks. Distributor acknowledges and agrees to the validity of all patents, trademarks, service marks, and applications therefore of ZixIt and its affiliates. Distributor shall take no action to challenge the validity of any patent, trademark, service mark, or applications therefor of ZixIt or its affiliates, and ZixIt may terminate this Agreement upon notice to Distributor in such event.

         8.3 Relationship of Parties. The relationship between ZixIt and Distributor hereunder is that of independent contractor. Nothing herein shall be construed to constitute Distributor an agent, licensee, employee or consignee of ZixIt, nor a partner or joint venturer with ZixIt. Neither party shall, in its contractual relationships with third parties or otherwise, represent or imply that any agency, licensee, employee or consignee relationship exists between the parties or that either party is a partner or joint venturer of the other party. ZixIt shall have no liability to Distributor's Eligible Customers or their users in connection with their use of the ZixMail Software/Service.

         8.4 Force Majeure. Neither party shall be held responsible for any delay in performance hereunder arising out of causes beyond that party's control and without that party's fault or negligence. Such causes may include, by way of example and not limitation, force majeure, fire, strikes, unavailability of parts, embargoes, governmental requirements or actions of civil or military authorities, acts of nature or of the public enemy, inability to secure material or transportation facilities, or acts or omissions of carriers. Notwithstanding the foregoing, each party reserves the right to terminate this Agreement under
5.2 or 5.3, as applicable, if the other party fails to perform its obligations hereunder due to an act of force majeure.

         8.5 Limitation on Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) OF ANY NATURE ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER LIABILITY ARISES IN CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTY, INDEMNIFICATION, OR OTHERWISE. IN ADDITION TO THE FOREGOING, ZIXIT'S AGGREGATE LIABILITY TO DISTRIBUTOR ARISING UNDER THIS AGREEMENT OR RELATING TO THE PROVISION OF THE ZIXMAIL SOFTWARE/SERVICE TO DISTRIBUTOR UNDER ANY THEORY OF RECOVERY SHALL NOT EXCEED THE AMOUNTS ACTUALLY PAID BY

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Revised October 2001

DISTRIBUTOR TO ZIXIT UNDER THIS AGREEMENT WITHIN THE ONE-YEAR PERIOD PRECEDING THE ASSERTION OF A CLAIM BY DISTRIBUTOR.

         8.6 Governing Law; Authority. This Agreement shall be governed, by the laws of the state of Texas (without regard to its choice of law rules). The parties expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods. Distributor agrees to submit to the personal jurisdiction of any court of competent subject matter jurisdiction in the state of Texas. If there is a foreign language translation of this Agreement, the English version shall be the governing language.

         8.7 Severability; Captions. If any provision of this Agreement is deemed to be unlawful or unenforceable, such provision shall be deemed severable, and the other provisions shall remain in full force and effect. The failure of either party to exercise, in any respect, any right provided for herein shall not be deemed a waiver of that right or any other right in this Agreement. If there is a conflict between any part of this Agreement and any present or future law, this Agreement shall be curtailed only to the extent necessary to bring it within the requirements of that law. The headings herein are provided for ease of reference only and are not to be used in interpreting the provisions of this Agreement.

         8.8 Notices. All official notices, requests, demands, reports or other communications pursuant to this Agreement shall be given by prepaid certified mail, return receipt requested, or personally delivered to the respective parties at the addresses set forth below:


         If to:   ZixIt Corporation                  If to:   911 Computer Co., Ltd.
                  2711 North Haskell Avenue                   Suit #214, 672, Seounggok-Dong,
                  Dallas, Texas 75204-2911                    Ansan,  Kyungki-Do, 425-836
                  USA                                                  Korea
         Attn:    Legal Department                   Attn:    Charles Han, COO
         Tel:  (214) 370-2000                                 Tel:  82-2-5393-911
         Fax:  (214) 515-7385                                 Fax:  82-2-7049-196

         Contact for technical matters:
                  Ted Hull-Ryde
                  Vice President of Product Strategy
                  (214) 370-2028 (phone)
                  (214) 370-2074 (fax)
                  tryde@zixit.com

         Contact for business matters:
                  Steve Gersten
                  Senior Vice President of Sales & Marketing
                  (214) 370-2039 (phone)
                  (214) 370-2074 (fax)
                  sgersten@zixit.com



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

         Such notices shall be deemed given when received by the other party.

         8.9 Entire Agreement. This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes all previous communications and representations or agreements, whether written or oral, with respect to the subject matter hereof. No modification to this Agreement will be binding upon the parties unless acknowledged in writing by their duly authorized representatives.

         8.10 Public Statements. Upon the execution of this Agreement, each party has the right to issue a press release pertaining to this Agreement. Each party will give the other party a reasonable opportunity to review and comment on its press release prior to issuance.

         8.11 Remedies. Distributor agrees that in the event of any threatened or actual breach by Distributor of any of its obligations under Section 7, ZixIt will suffer irreparable harm and that monetary damages will be inadequate to compensate ZixIt for such breach. Accordingly, Distributor agrees that ZixIt will, in addition to any other remedies available to it at law or in equity, be entitled to preliminary and permanent injunctive relief to enforce any such breach of the terms of this Agreement. Distributor further agrees that all of its obligations under Section 7 shall survive and continue after termination of this Agreement for any reason.

         8.12 Indemnification. Each party shall indemnify, defend and hold harmless the other and its officers, employees, directors, shareholders, suppliers and agents, from any losses, claims, demands, actions, causes of action, suits, costs, attorney's fees, damages, expenses, compensation, penalties, liabilities or obligations of any kind (collectively, "Losses") asserted by a third party that arise out of or relate to the indemnifying party's: (i) failure to comply with applicable law or (ii) failure to comply with the terms of this Agreement.

         8.13 Further Assurances. Distributor, and the person signing on behalf of Distributor, represents and warrants that it has the full legal capacity and authority to enter into and perform the obligations of this Agreement without any further approval, and that entering into this Agreement does not violate any other obligation to which it may be subject.

         8.14 Rules of Construction; Multiple Counterparts. This Agreement shall be construed equally against the parties regardless of who is more responsible for its preparation. This Agreement may be executed in multiple counterparts that, together, shall be deemed a single binding agreement.


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




         EXECUTED the date set forth below the parties signatures, to be effective as of October 25, 2001 (the "Effective Date").



ZIXIT CORPORATION                            911 COMPUTER CO., LTD.,



By: /s/ Steven Gersten                  By: /s/ Senng Wook, Park
    ------------------------------          -----------------------------------
Name (print): Steven Gersten                 Name (print): Senng Wook, Park
              --------------------                         --------------------
Title: Sr. Vice President                    Title: President
       ---------------------------                  ---------------------------
Date: 10/25/01                               Date: 10/25/01
      ----------------------------                 ----------------------------



                                                                   Page 10 of 10

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


                                    EXHIBIT A
                                 PRICE SCHEDULE

                                    EXHIBIT B
                            PRE-EXISTING ARRANGEMENTS


         ZixIt has already entered into the following distribution arrangements:

1. Entrust Technologies, Inc. (Nasdaq: ENTU), under which Entrust has the right to incorporate ZixMail into Entrust's products, to provide users of Entrust's digital certificates with the option of sending secure email through the ZixMail.net service.

2. IT Factory, Inc., a leading developer of Lotus Notes applications, under which IT Factory has the right to market ZixMail to Lotus Notes, Lotus Domino, Microsoft Outlook and Microsoft Exchange Server users.

3. sNET Systems Corporation, the leading developer of distributed network deception management solutions, under which sNET has the right to integrate the use ZixMail into sNET's computer network security solutions.

4. Xenos (TSE: XNS), a leading provider of software that allows companies to rapidly Web enable their customers' bills and statements, under which Xenos has the right to market ZixMail.

5. Hummingbird Ltd. (Nasdaq: HUMC) (TSE:HUM), a world-leading enterprise solutions company, under which Hummingbird has the right to offer ZixMail within the Hummingbird Enterprise Information Portal (EIP).

6. Control Systems Inc., a provider of cost recovery products, under which Control Systems has the right to market ZixMail to law firms and other professional organizations as part of Control Systems' cost recovery product suite.

7. Esker, Inc., a Lyon, France-based leader in intelligent information delivery, under which users of Esker's Pulse(TM) product, an intelligent multi-channel delivery solution of business-critical information, will be enabled to send electronic documents and data securely through ZixIt's ZixMail.net(TM) secure message portal.

8. Net2Link, LLC, a California-based provider of security and infrastructure solutions to vertical markets, under which ZixIt will be a preferred secure email solutions provider for Net2Link's healthcare customers.

9. Yahoo! (Nasdaq: YHOO), a leading global Internet communications, commerce, and media company, under which Yahoo has agreed to offer the ZixMailecure email service with the Corporate Yahoo! (http://corporate.yahoo.com) portal offering.

                                    EXHIBIT C
                         LICENSE AND SERVICES AGREEMENT

         For the use of ZixIt Corporation Products, between Distributor and its Customer

                    DISTRIBUTOR NAME:
                                       ----------------------------------------
                    LICENSE NO.
-------------------------------------------------------------------------------

This License and Services Agreement ("Agreement") is between the Customer identified below and 911 Computer Co., Ltd.

USE OF SOFTWARE AND SERVICE
When Distributor accepts an order, Customer and its users (collectively and individually, as appropriate, "Customer") will have a non-exclusive license and right, subject to the terms and conditions of this Agreement, to use the ZixIt service ("ZixIt Service") that Customer subscribes to, the executable form of the related ZixIt software (the "Software"), and related documentation files ("Documentation"). The Software and the Documentation are collectively referred to as the "Licensed Materials."


CUSTOMER NAME
-------------------------------------------------------------------------------
BILLING ADDRESS
-------------------------------------------------------------------------------
CITY, STATE, ZIP/POSTAL CODE, COUNTRY
-------------------------------------------------------------------------------


CONTACT NAME
-------------------------------------------------------------------------------
CONTACT EMAIL
-------------------------------------------------------------------------------
CONTACT TELEPHONE                         CONTACT FAX
-------------------------------------------------------------------------------

TITLE: RESTRICTIONS
Title to the Licensed Materials and the ZixIt Service and all intellectual property rights remains at all times with ZixIt. Customer will not remove or destroy any proprietary markings of ZixIt. In no event will Customer de-compile, disassemble or otherwise reverse engineer the Licensed Materials, except to the extent that this restriction is expressly prohibited by applicable law, or attempt to infiltrate, hack or otherwise interfere with the operation of the ZixIt servers.

ENTIRE AGREEMENT AND MODIFICATIONS
This Agreement, including the terms and conditions and other exhibits attached to this Agreement, represent the entire agreement between Distributor and Customer with respect to the use of the Licensed Materials and ZixIt Service. Customer agrees that all other agreements, proposals, purchase orders, representations and other understandings concerning the Licensed Materials and ZixIt Service, whether oral or written, between the parties are superseded in their entirety. No alterations or modifications to this Agreement will be valid unless made in writing and signed by the parties. No attachment, supplement or exhibit to this Agreement shall be binding against Distributor unless signed by an authorized signatory of Distributor.


EMAIL CLIENT
-------------------------------------------------------------------------------
DOMAIN(S) COVERED
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TERM/RENEWAL
The term of this Agreement for the Customer shall extend for ________ years (the "Term") and shall automatically renew for such Term unless either party gives the other party written notice of non-renewal more than 30 days prior to the end of the Term.

               (SEE NEXT PAGE FOR ADDITIONAL IMPORTANT PROVISIONS)

(License and Services Agreement - Distributor/Customer)

The following terms and conditions supersede any terms and conditions that may be included in the software installation package for the Software.

1. Limited Warranty; Infringement. Distributor warrants that the Software will perform substantially in accordance with the specifications for a period of 90 days from delivery to Customer. If it is determined that the Software does not operate according to such specifications, Distributor's only responsibility will be to use its best efforts, consistent with industry standards, to cure the defect. Distributor will defend, or, at its option, settle any action at law against Customer based on a claim that Customer's use of the Software in accordance with this Agreement infringes any patent, copyright or other intellectual property right of any third party. Distributor shall not have any duty or liability for such infringement if the infringement arises from Customer's modification of the Software or from the use of the Software in combination with other products or software not furnished by Distributor.

2. Technical Info. ZixMail messages optionally routed through ZixIt's mail relays, rather than through Customer's email server, are limited to 10 Megabytes compressed in size per message. See our on-line help pages, accessible through www.zixit.com, for technical information about the ZixIt Service. Technical support is available through the ZixIt Distributor from whom Customer subscribes for the ZixIt Service.

3. Assignment. Either party may assign this Agreement to any third party, provided that such party agrees to assume the obligations of the assigning party hereunder.

4. Acknowledgements. The Software incorporates compression code by the Info-ZIP group. There are no extra charges or costs due to the use of this code, and the original compression sources are freely available from CompuServe in the IBMPRO forum and by anonymous ftp from the Internet site "ftp.uu.net/pub/archiving/zip". We will also, upon request, mail Customer the full sources to the compression code that we use on a 3.5" MSDOS-format diskette (or other appropriate medium) for the cost of mailing. Send U.S. $10.00 to us at our address noted above, Attention: Legal Department, and reference "request for Info-ZIP source code." Also, hash functions used in the Software are derived from the RSA Data Security, Inc. MD-5 Message-Digest Algorithm. The Software incorporates spell-checking code from The Sentry Spelling-Checker Engine, copyright(c) 1999 WintertreeSoftware, Inc.

5. Export and Import Restrictions. The Licensed Materials contain encryption technology that is controlled for export by the U.S. government. Under U.S. law, Customer may not (and agrees not to) export, re-export, or download the Licensed Materials (a) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria or the Taliban-controlled areas of Afghanistan (or other countries listed on our web site from time-to-time) or (b) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders or Entity List. The Licensed Materials may also be subject to import and/or use regulations in foreign jurisdictions. It is the Customer's responsibility to comply with foreign laws and regulations on encryption import, export and use.

6. DISCLAIMERS. OTHER THAN FOR A WARRANTY OF TITLE, THE LICENSED MATERIALS AND ZIXIT SERVICE ARE PROVIDED "AS IS," "AS AVAILABLE" WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER YOU NOR WE WILL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH YOUR USE OF THE LICENSED MATERIALS OR ZIXIT SERVICE. IF A COURT DETERMINES OUR DISCLAIMER OF WARRANTY OR LIABILITY TO BE INEFFECTIVE, IN WHOLE OR IN PART, THEN OUR AGGREGATE LIABILITY TO YOU IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL NOT EXCEED, FOR ALL CAUSES OF ACTION THAT AROSE IN A CALENDAR YEAR, THE AMOUNTS YOU ACTUALLY PAID TO US UNDER THIS AGREEMENT FOR SUCH CALENDAR YEAR. OUR LIMITS OF LIABILITY APPLY REGARDLESS OF THE TYPE OF CLAIM BROUGHT, INCLUDING THOSE FOR NEGLIGENCE.

7. Breach. If Customer breaches any term of this Agreement or if Customer becomes insolvent or if bankruptcy or receivership proceedings are initiated by or against Customer, Distributor shall have the right to terminate this Agreement immediately.

8. General. This Agreement shall be governed by the laws of The Republic of South Korea.


ZIXIT CORPORATION                      CUSTOMER
-------------------------------------------------------------------------------
By:                                    By:
-------------------------------------------------------------------------------
Name (printed):                        Name (printed):
-------------------------------------------------------------------------------
Title:                Date:            Title:                 Date:
-------------------------------------------------------------------------------
(License and Services Agreement - Distributor/Customer)

                                    EXHIBIT D
                           CUSTOMER INFORMATION SHEET


DISTRIBUTOR NAME:

               [DISTRIBUTOR MUST SUPPLY THIS INFORMATION TO ZIXIT]

                              CUSTOMER INFORMATION:


Name:
         ----------------------------------------------------------------------
Address:
         ----------------------------------------------------------------------
City, State, Zip/Postal Code, Country:
                                       ----------------------------------------

ZIXIT SERVICES:  Check boxes that are applicable.

    ZIXMAIL SERVICES
    [ ]  ZixMail                                    Start Date:
                                                               ----------------
         o    Number of Email Addresses:

         o    Term:                  year(s)
                    -----------------
         o    Email client
                           ------------------------------------

         o    Domain(s) covered
                                -----------------------------------------------

    Annual Corporate Key

       [ ] Yes   [ ] No

If "yes," customer is required to complete ZixIt "Activate/Deactivate Corporate Key Function" form

                                    EXHIBIT E


1. ZixMail Software/Service. So long as Distributor has made the payments it is required to make under Section 3 of the Agreement, ZixIt agrees to provide the ZixIt Service to an Eligible Customers' employees and other agents that reside in the Territory.

2. Disclaimer. THE SOFTWARE AND ANY SUBSEQUENT RELEASE OF THE SOFTWARE IS PROVIDED "AS IS," AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, COMPLIANCE OF DATA OUTPUT WITH APPLICABLE LAW, DESIGN, QUALITY, DURABILITY, CONTINUOUS USE, PERFORMANCE OR ERROR-FREE OPERATION (EVEN IF CREATED BY THE INTERNATIONAL SALE OF GOODS CONVENTION) ARE DISCLAIMED IN THEIR ENTIRETY.

3. Technical Info. ZixMail messages optionally routed through ZixIt's mail relays, rather than through and Eligible Customer's email server, are limited to 10 Megabytes compressed in size per message. See ZixIt's on-line help pages, accessible through www.zixit.com, for technical information about the ZixMail Service. Technical support is available via email at support@zixit.com.

4. Acknowledgements. The ZixMail Software is being provided for no charge by ZixIt's subsidiary ZixMail Technology Company, and the Services are being provided in exchange for the specified fees by ZixIt's subsidiary ZixMail.com, Inc. The ZixMail Software incorporates compression code by the Info-ZIP group. There are no extra charges or costs due to the use of this code, and the original compression sources are freely available from CompuServe in the IBMPRO forum and by anonymous ftp from the Internet site "ftp.uu.net/pub/archiving/zip." ZixIt will also, upon request, mail to Distributor the full sources to the compression code that we use on a 3.5" MSDOS-format diskette (or other appropriate medium) for the cost of mailing. Send 10.00 to us at our address noted above, Attention: Legal Department, and reference "request for Info-ZIP source code." Also, hash functions used in the ZixMail Software are derived from the RSA Data Security, Inc. MD-5 Message-Digest Algorithm. The ZixMail Software incorporates spell checking code from The Sentry Spelling-Checker Engine, copyright(c) 1999 WintertreeSoftware, Inc.

                                    EXHIBIT F
                                PAYMENT SCHEDULE


PAYMENT                             MINIMUM AMOUNT              DUE DATE
                                    (U.S. DOLLARS)

   1                                    100,000              October 30, 2001

   2                                    114,285              November 9, 2001

   3                                    500,005              January 25, 2002

   4                                    214,285              April 25, 2002

   5                                    214,285              July 25, 2002

   6                                    214,285              October 25, 2002

   7                                    214,285              January 25, 2003

   8                                    214,285              April 25, 2003

   9                                    214,285              July 25, 2003

                                    EXHIBIT G
                              COMPLIANCE WITH LAWS


1. Compliance With U.S. Foreign Corrupt Practices Act. In connection with performing its obligations under this Agreement, Distributor agrees that it will not offer, pay, promise to pay, or authorize the payment of any money, or offer, gift, promise to give, or authorize the giving of anything of value to:

         (i) any foreign official, foreign political party or official thereof, or any candidate for foreign political office for purposes of:

               (a) influencing any act or decision of such official, political party or official thereof, or candidate in his or its official capacity; or

               (b) inducing such official, political party or official thereof, or candidate to do or omit to do any act in violation of the lawful duty of such official, party or official thereof, or candidate; or

               (c) inducing such official, party or official thereof, or candidate to use his or its influence with a foreign government or any instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

         (ii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of accomplishing the prohibited acts in Subsection 6.1(i) above.

2. Permitted Exceptions. The above does not prohibit Distributor from:

         (i) making any facilitating or expediting payment to a foreign official, political party, or party official, the purpose of which is to expedite or to secure the performance of a routine governmental action by such foreign official, political party, or party official;

         (ii) making a payment, gift, offer, or promise of anything of value that is lawful under the written laws and regulations of the country of the foreign official, political party, party official or candidate to whom such payment, gift, offer or promise was made; or

         (iii) making a payment, gift, offer, or promise of anything of value that is a reasonable and bona fide expenditure, such as travel and lodging expenses, incurred by or on behalf of a foreign official, political party, party official, or candidate and is directly related to (a) the promotion, demonstration, or explanation of ZixIt' s or Distributor's products or services or (b) the execution or performance of a contract with a foreign government or agency thereof.


                                      G-1